As filed with the Securities and Exchange Commission on September 4, 2015
Registration No. 333-[____]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________________
L BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		31-1029870
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Three Limited Parkway Columbus, Ohio 43230 (614) 415-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

L BRANDS, INC. 2015 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
(Full Title of the Plan)
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer
L Brands, Inc.
Three Limited Parkway
Columbus, Ohio 43230
(Name and Address of Agent for Service)
Telephone number, including area code, of agent for service: (614) 415-7000

Copy to: Jean M. McLoughlin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer X    Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)    Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(3)
L Brands, Inc. Common Stock, $0.50 par value	15,100,123	$83.10	$1,254,820,221.30	$145,810.11

(1)
Includes an indeterminate number of shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “1933 Act”), based on the average of the high and low prices of Common Stock being registered hereby on the New York Stock Exchange on September 1, 2015.

(3)
Pursuant to Rule 457(p) under the 1933 Act, the total registration fee due under this Registration Statement is offset by $30,248.70, which represents the portion of the filing fee previously paid by the Registrant that corresponds to 8,500,123 unsold shares of common stock (as adjusted pursuant to Rule 416) registered pursuant to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-176588) filed with the Securities Exchange Commission (the “Commission”) on August 31, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
L Brands, Inc. (the “Company” or the “Registrant”) hereby incorporates herein by reference the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) (1934 Act File No. 1-8344):
(1)    The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2015;
(2)    The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2015 and August 1, 2015;
(3)    The Registrant’s current reports on Form 8-K filed on each of February 9, 2015, February 27, 2015, May 8, 2015, May 22, 2015, May 26, 2015, June 19, 2015, August 11, 2015 and August 21, 2015;
(4)    All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the filing of such Form 10-K and prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold; and
(5)    The description of the Registrant’s Common Stock contained in the Registrant’s Form 8 Amendment to its Form 8-A filed with the Commission on September 1, 1989 pursuant to the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    DESCRIPTION OF SECURITIES
Not applicable.
Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
The validity of securities registered hereunder will be passed upon for the Registrant by Davis Polk & Wardwell LLP.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.
In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Company includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary as director.
Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.
The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.
The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.
In accordance with Section l45(a) of the DGCL, the Company’s Amended and Restated By-Laws provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was serving as a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses (including attorney’s fees), judgments, penalties, fines and amounts paid in settlement and reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein. Expenses incurred by a director or officer in defending such an action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay any amount if it is ultimately determined that such director or officer is not entitled to indemnification by the Company as authorized by the relevant sections of the DGCL.
Item 7.    EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

Item 8.    EXHIBITS

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation of the Company incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K dated February 1, 2014.*
4.2	Amended and Restated Bylaws of the Company incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K dated March 22, 2013.*
5.1	Opinion of Davis Polk & Wardwell LLP.
15.1	Letter from Ernst & Young regarding Unaudited Interim Financial Statements.
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	L Brands, Inc. 2015 Stock Option and Performance Incentive Plan.

*Incorporated herein by reference

Item 9.    UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(a)    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the 1933 Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the 1933 Act to any purchaser:
(i)    If the Registrant is relying on Rule 430B:
(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and the effectiveness of our internal control over financial reporting and their reports are included in our Annual Report (Form 10-K) for our year ended January 31, 2015, which is incorporated by reference herein.
With respect to the unaudited consolidated interim financial information of L Brands, Inc. for the thirteen weeks ended May 2, 2015 and May 3, 2014 and the thirteen and twenty-six weeks ended August 1, 2015 and August 2, 2014, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for review of such information. However, their separate reports dated June 5, 2015 and September 4, 2015, included in L Brands, Inc.’s Quarterly Reports on Forms 10-Q for the thirteen weeks ended May 2, 2015 and August 1, 2015, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not “reports” or “parts” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 4th day of September, 2015.

L Brands, Inc.

Date:	September 4, 2015	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Leslie H. Wexner, Stuart B. Burgdoerfer and Samuel P. Fried, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the following capacities on the 4th day of September 2015.

Signature	Title
/s/ LESLIE H. WEXNER	Chairman of the Board and Chief Executive Officer
Leslie H. Wexner
/s/ STUART B. BURGDOERFER	Executive Vice President and Chief Financial Officer (principal financial and principal accounting officer)
Stuart B. Burgdoerfer

/s/ DR. E. GORDON GEE	Director
Dr. E. Gordon Gee

/s/ DENNIS S. HERSCH	Director
Dennis S. Hersch

/s/ DONNA A. JAMES	Director
Donna A. James

/s/ DAVID T. KOLLAT	Director
David T. Kollat

/s/ WILLIAM R. LOOMIS	Director
William R. Loomis

/s/ JEFFREY H. MIRO	Director
Jeffrey H. Miro

/s/ MICHAEL G. MORRIS	Director
Michael G. Morris

/s/ ALLAN R. TESSLER	Director
Allan R. Tessler

/s/ ABIGAIL S. WEXNER	Director
Abigail S. Wexner

/s/ RAYMOND ZIMMERMAN	Director
Raymond Zimmerman

/s/ STEPHEN D. STEINOUR	Director
Stephen D. Steinour

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation of the Company incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K dated February 1, 2014.*
4.2	Amended and Restated Bylaws of the Company incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K dated March 22, 2013.*
5.1	Opinion of Davis Polk & Wardwell LLP.
15.1	Letter from Ernst & Young regarding Unaudited Interim Financial Statements.
23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	L Brands, Inc. 2015 Stock Option and Performance Incentive Plan.

* Incorporated herein by reference.